UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 30, 2009

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

         New York                      1-7657                   13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation                                            Identification No.)
 or organization)


      200 Vesey Street, World Financial Center
      New York, New York                                        10285
      ---------------------------------------------------       ----------
      (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000


              ---------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  REGULATION FD DISCLOSURE

American Express Company (the "Company") reported today that its wholly-owned subsidiaries, American Express Centurion Bank ("AECB") and American Express Bank, FSB ("AEBFSB" and together with AECB, the "Banks")), have entered into separate settlement agreements with the Federal Deposit Insurance Corporation ("FDIC") and the Office of Thrift Supervision ("OTS"), respectively. The settlements are related to convenience checks used by certain cardmembers, which were declined as a result of a change in the cardmember's risk profile. Pursuant to the terms of the settlements agreed to with the FDIC and the OTS, AECB and AEBFSB have each agreed to pay a civil money penalty of $250,000 and have agreed to make payments to qualifying cardmembers for fees that may have been incurred as a result of the Banks' declining the convenience checks. Such payments are expected to total approximately $3.5 million. Pursuant to the terms of the settlements, the Banks have also agreed to modify certain practices of their convenience check programs and disclosures and to assist qualifying cardmembers in the removal of their respective names from any "bad check" registry or similar database. In reaching settlements with the FDIC and the OTS, neither AECB nor AEBFSB has admitted or denied any violations of law.


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



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    AMERICAN EXPRESS COMPANY
                                                   (REGISTRANT)

                                                    By:  /s/ Carol V. Schwartz
                                                       ------------------------
                                                   Name:  Carol V. Schwartz
                                                   Title: Secretary

Date:  June 30, 2009


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